Exhibit 99.2

REPORT OF J.P. MORGAN SECURITIES LLC ON ALLERGAN PROFIT FORECAST

The Board of Directors

Allergan plc

Clonshaugh Business and Technology Park

Coolock

Dublin D17 E400

Ireland

September 16, 2019

Dear Ladies and Gentlemen,

Proposed sale of Allergan plc (“Allergan”) to AbbVie Inc. (“AbbVie”)

We refer to the profit forecast comprising the statements made by Allergan in respect of the non-GAAP performance net income per share for the year ending 31 December 2019 (the “Profit Forecast”). The Profit Forecast, and the material assumptions upon which it is based, for which the directors of Allergan are solely responsible pursuant to the Irish Takeover Panel Act, 1997, Takeover Rules 2013 (the “Irish Takeover Rules”), are set out in the Allergan Profit Forecast document to be issued by Allergan in which this report is included.

We have discussed the Profit Forecast (including the bases and assumptions on which it is made) with the directors and officers of Allergan and with the Irish firm of PricewaterhouseCoopers, Spencer Dock, North Wall Quay, North Wall, Dublin 1, Ireland (“PwC Ireland”), reporting accountants to Allergan. We have assumed with your consent that the Profit Forecast reflects the best currently available estimates and judgments of the management of Allergan as to the future financial performance of Allergan for the period to which it relates. We have also discussed the accounting policies and bases of calculation for the Profit Forecast with the directors and officers of Allergan and with PwC Ireland. We have also considered PwC Ireland’s report of today’s date addressed to you and us on this matter. You have confirmed to us that all information material to the Profit Forecast has been disclosed to us.

For purposes of rendering this report, we have, with your consent, relied upon and assumed the accuracy and completeness of all the financial, legal, regulatory, tax, accounting and other information provided to us by or on behalf of Allergan, or otherwise discussed with or reviewed by us, in connection with the Profit Forecast, without assuming any responsibility for independent verification thereof.

On the basis of the foregoing, we consider that the Profit Forecast, for which you as directors of Allergan are solely responsible, has been made with due care and consideration.

This report is provided to you solely having regard to the requirements of, and in connection with, Rules 28.3 and 28.4 of the Irish Takeover Rules and for no other purpose. We accept no responsibility to Allergan, its shareholders or to any person other than the directors of Allergan in respect of the contents of this report. We are acting exclusively as financial advisor to Allergan and no one else in connection with the proposed sale, and it was solely for the purposes of complying with Rule 28.3 of the Irish Takeover Rules that the directors requested that J.P. Morgan Securities LLC prepare this report relating to the Profit Forecast. No person other than the directors of Allergan can rely on the contents of, or the work undertaken in connection with, this report and to the fullest extent permitted by law, we exclude and disclaim all liability (whether in contract, tort or otherwise) to any other person in respect of this report, its content or the work undertaken by us in connection with this report, any of the results or conclusions that may be derived from this report or any written or oral information provided in connection with this report, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.

This report is not an opinion regarding, and we express no view as to, the reasonableness or achievability of the Profit Forecast, whether on the basis identified by the directors in the Allergan Profit Forecast document, or otherwise. Instead, this report will address solely the matters required to be addressed by Rule 28 of the Irish Takeover Rules and does not address any other matter; it does not address, among other things, the relative merits of the proposed sale as compared to any other transaction or business strategy, the merits of the decision by Allergan to engage in the proposed sale, the fairness to Allergan shareholders of the consideration (including the share exchange ratio in calculating the equity component of the consideration), or the price at which Allergan’ s shares or the shares of AbbVie would trade at any time.

Furthermore, this report has been prepared independent of publication of the Profit Forecast and may not be relied on by you in recommending that Allergan’s shareholders vote to approve the proposed sale. This report is not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the proposed sale or any matter related thereto.

Yours faithfully,

J.P. Morgan Securities LLC